EXHIBIT 10.01
INDEMNIFICATION AGREEMENT
     INDEMNIFICATION AGREEMENT between John B. Sanfilippo & Son, Inc., a Delaware corporation (the “Company”), and                     , an officer and/or director of the Company (the “Indemnitee”), dated as of                     , 2009.
     WHEREAS, the Indemnitee has agreed to serve as an officer or director of the Company; and
     WHEREAS, the Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company provide for certain indemnification of the officers and directors of the Company;
     NOW, THEREFORE, in consideration of the Indemnitee’s agreement to serve and continue serving as an officer or director of the Company and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to the covenants set forth herein for the purpose of further strengthening and securing to the Indemnitee the indemnification provided by the Certificate of Incorporation and the Bylaws.
     Section 1. Certain Definitions. For purposes of this Agreement, the term:
     “Act” means the Securities Exchange Act of 1934, as amended.
     “Another Enterprise” means any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent.
     “Change in Control” means the first date on which one of the following events occurs: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (c) a change in the composition of the Board of Directors of the Company, as a result of which fewer than one-half of the directors following such change in composition of the Board of Directors of the Company are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were still in office at the time of the election or nomination and (B) the directors whose election or nomination was previously approved pursuant to this clause (ii); (d) any transaction as a result of which any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Act), other than one or more Permitted Holders, or any group that is controlled by Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act), directly or indirectly, of the voting securities of the Company representing at least 30% of the total voting power of the Company (with respect to all matters other than the election of directors) represented by the Company’s then outstanding voting securities; (e) a bankruptcy trustee, receiver or similar person or entity is appointed for the Company; (f) the Company determines to liquidate or dissolve; or (g) the Company enters into a plan or agreement for any of the foregoing. For purposes of clause (d), the term “transaction” shall include any conversion of the Company’s Class A Common Stock, $.01 par value per share (“Class A Stock”) whether or not such conversion occurs in connection with a sale, transfer or other disposition of such Class A Stock. For purposes of this definition, (i) the term “person” shall exclude: (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary; and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock, par value $.01 per share, of the Company, and any other shares into which such Common Stock shall thereafter be exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like (it being understood that for purposes of subsequently determining whether a Change in Control has occurred, all references to the “Company” in the definition of Change in Control shall be deemed to be references to the Company and/or such corporation, as applicable); (ii) the term “group” shall exclude any group controlled by any person identified in clause (i)(A) above and (iii) the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have meanings correlative thereto.
     “Delaware Law” means: (i) the Delaware General Corporation Law as it exists on the date hereof or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification and/or advancement rights than the Delaware General Corporation Law permitted the Company to provide prior to such amendment); (ii) the law of Delaware, including case law, to the full extent it permits broader indemnification and/or advancement rights than the Delaware General Corporation Law, as so amended; and (iii) any other law which may be applicable, including but not limited to federal law, but only to the extent such other law permits the Company to provide broader indemnification and/or advancement rights than the Delaware General Corporation Law and the law of Delaware.
     “Expenses” means all expenses, liabilities and losses (including, without limitation, attorneys’ fees, retainers, expert and witness fees, expenses of investigation and preparation, disbursements and expenses of counsel, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by the Indemnitee or on Indemnitee’s behalf in connection with a Proceeding.
     “Independent Legal Counsel” means a nationally recognized law firm that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent legal counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

     “Permitted Holder” means: (a) Jasper B. Sanfilippo, Mathias A. Valentine, a spouse of Jasper B. Sanfilippo, a spouse of Mathias A. Valentine, any lineal descendant of Jasper B. Sanfilippo or any lineal descendant of Mathias A. Valentine (collectively referred to as the “Family Members”), (b) a legal representative of a deceased or disabled Family Member’s estate, provided that such legal representative is a Family Member, (c) a trustee of any trust of which all the beneficiaries (and any donees and appointees of any powers of appointment held thereunder) are Family Members and the trustee of which is a Family Member, (d) a custodian under the Uniform Gifts to Minors Act or Uniform Transfers to Minors Act for the exclusive benefit of a Family Member, provided that such custodian is a Family Member, (e) any corporation, partnership or other entity, provided that at least 75% of the equity interests in such entity (by vote and by value) are owned, either directly or indirectly, in the aggregate by Family Members, (f) any bank or other financial institution, solely as a bona fide pledgee of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee or (g) any employee benefit plan, or trust or account held thereunder, or any savings or retirement account (including an individual retirement account), held for the exclusive benefit of a Family Member.
     “Proceeding” means any threatened, pending, actual or completed action, suit, inquiry or proceeding, whether civil, criminal, administrative or investigative, whether public or private, whether or not occurring before or after the date of this Agreement and, subject to Section 3 below, including any such threatened, pending, actual or completed action, suit, inquiry or proceeding by or in the right of the Company.
     “Subsidiary” means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Company either directly or through one or more Subsidiaries.
     Section 2. Indemnification. In the event that the Indemnitee was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any Proceeding by reason of the fact that the Indemnitee or a person of whom the Indemnitee is the legal representative of is or was a director or officer of the Company (whether before or after the date hereof) or, while serving as a director or officer of the Company, is or was serving as a director or officer of Another Enterprise (whether before or after the date hereof) and, in either case, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, the Company shall indemnify and hold harmless Indemnitee to the fullest extent authorized by Delaware Law against all Expenses; provided, however, that except as provided in Section 6 of this Agreement with respect to a suit seeking to enforce rights to indemnification and advancement, the Company shall indemnify the Indemnitee in connection with a Proceeding (or claim or part thereof) initiated or commenced by the Indemnitee only if the initiation or commencement of such Proceeding (or claim or part thereof) was authorized in the specific case by the Board of Directors of the Company.
     Section 3. Proceedings By or In the Right of the Company. With respect to a Proceeding by or in the right of the Company, only, no indemnification shall be made in respect to any claim, issue or matter in such Proceeding as to which Indemnitee shall have been ultimately adjudged liable to the Company (after giving effect to the Company’s Certificate of Incorporation and Section 102(b)(7) of the Delaware General Corporation Law) if such indemnification is prohibited by Delaware Law unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which the Proceeding shall have been brought or is pending, determines that such indemnification may be made.
     Section 4. Presumptions. In the event that, under Delaware Law, the entitlement of Indemnitee to be indemnified hereunder shall depend upon whether Indemnitee shall have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or Another Enterprise, as applicable, and with respect to criminal Proceedings, had no reasonable cause to believe Indemnitee’s conduct was unlawful, or shall have acted in accordance with some other defined standard of conduct, or whether fees and disbursements of counsel and other costs and amounts are reasonable, the burden of proof of establishing that Indemnitee has not acted in accordance with such standard and that such costs and amounts are unreasonable shall rest with the Company, and Indemnitee shall be conclusively presumed to have acted in accordance with such standard, such costs and amounts shall be conclusively presumed to be reasonable and Indemnitee shall be entitled to indemnification unless, and only unless, based upon clear and convincing evidence, it shall be determined by a court of competent jurisdiction (after exhaustion or expiration of the time for filing of all appeals) that Indemnitee has not met such standard or, with respect to the amount of indemnification, that such costs and amounts are not reasonable (in which case Indemnitee shall be indemnified to the extent such costs and amounts are determined by such court to be reasonable).
          In addition, and without in any way limiting the provisions of this Section 4, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or Another Enterprise, as applicable, or, with respect to any criminal Proceeding to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s action is based on (i) the records or books of account of the Company or Another Enterprise, (ii) information supplied to Indemnitee by the officers of the Company or Another Enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or Another Enterprise or (iv) information or records given or reports made to the Company or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or Another Enterprise.
          The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct, if applicable, under Delaware Law.
     Section 5. Indemnification When Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses. If Indemnitee is not wholly successful in a Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee and on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. All Expenses shall be conclusively presumed to be have been incurred with respect to successfully resolved claims, issues and matters unless, and only unless, based upon clear and convincing evidence (with the burden of proof being on the

Company), it shall be determined by a court of competent jurisdiction (after exhaustion or expiration of the time for filing of all appeals) that a portion of such Expenses were incurred with respect to unsuccessfully resolved claims, issues or matters. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in any Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     Section 6. Suit to Recover Indemnification. If a claim under Section 2, Section 10 or Section 15 of this Agreement is not paid in full by or on behalf of the Company within thirty days after a written claim therefor by the Indemnitee has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the Indemnitee has not met the standards of conduct, if applicable, which make it permissible under Delaware Law for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense and its applicability shall be on the Company and may be met only by clear and convincing evidence. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct, if applicable, under Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the suit or create a presumption that the Indemnitee has not met the applicable standard of conduct. The expenses incurred by Indemnitee in bringing such suit (whether or not Indemnitee is successful) shall be paid by the Company unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such suit was not made in good faith and was frivolous.
     Section 7. Change In Control. Subject to Section 3 above, from and after any Change in Control of the Company, any determination as to entitlement to indemnification shall be made by Independent Legal Counsel selected by the Indemnitee and approved by the Board of Directors, which approval shall not be unreasonably withheld (such Independent Legal Counsel shall be retained by the Board of Directors on behalf of the Company); provided, however, that Indemnitee shall reserve the right to have any such determination made by a court; provided, further, that if the Company is prevented from, unwilling or unable to retain Independent Legal Counsel, Indemnitee may engage Independent Legal Counsel for such determination.
     Section 8. Rights Not Exclusive; Entire Agreement; Rights Continue. The right to indemnification and the payment of expenses incurred in defending any Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of, or limit in any manner whatsoever, any other right which the Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement entered into after the date hereof, vote of stockholders or disinterested directors or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office. This Agreement shall supersede any written agreement by and between the Company and Indemnitee executed prior to the date hereof that relates to the subject matter of this Agreement. The indemnification, expense advancement and other rights of Indemnitee herein shall continue after Indemnitee ceases to be a director or officer.
     Section 9. Insurance. In the event that the Company maintains insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other director or officer of the Company. Indemnitee shall have the right to receive a copy of any policy for such insurance upon request.
     Section 10. Advancement of Defense Costs. The Company shall also promptly pay Indemnitee the expenses actually and reasonably incurred in defending any Proceeding in advance of its final disposition without requiring any preliminary determination of the ultimate entitlement of the Indemnitee to indemnification; provided, however, the payment of such expenses so incurred by the Indemnitee in advance of the final disposition of any Proceeding, shall be made only upon delivery to the Company of an unsecured undertaking by or on behalf of the Indemnitee, to repay (without interest) all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.
     Section 11. Security. To the extent requested by Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.
     Section 12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall, at the Company’s expense, execute all papers required and take all action necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
     Section 13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, contract, agreement, the Certificate of Incorporation or Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.
     Section 14. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), heirs, executors, administrators and personal legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     Section 15. Contribution. If the indemnification provided in Section 2 and the advancement provided in Section 10 should under Delaware Law be unenforceable or insufficient to hold Indemnitee harmless in respect of any and all Expenses with respect to any Proceeding, then the Company shall, subject to the provisions of this Section 15 and for purposes of this Section 15 only, upon written notice from Indemnitee, be treated as if it were a party who is or was threatened to be made a party to such Proceeding (if not already a party), and the Company shall contribute to Indemnitee the amount of Expenses incurred by Indemnitee in such proportion as is appropriate to reflect the relative benefits accruing to the Company and all of its directors, officers, employees and agents (other than Indemnitee) treated as one entity on the one hand, and Indemnitee on the other, which arose out of the event(s) underlying such Proceeding, and the relative fault of the Company and all of its directors, officers, employees and agents (other than Indemnitee) treated as one entity on the one hand, and Indemnitee on the other, in connection with such event(s), as well as any other relevant equitable considerations.
     No provision of this Section 15 shall: (i) operate to create a right of contribution in favor of Indemnitee if it is judicially determined that, with respect to any Proceeding, Indemnitee intentionally caused or contributed to the injury complained of with the actual knowledge that such injury would occur; or (ii) limit Indemnitee’s rights to indemnification and advancement of Expenses, whether under this Agreement or otherwise.
     The Company hereby waives any right of contribution from Indemnitee for Expenses incurred by the Company with respect to any Proceeding in which the Company is or is threatened to be made a party. With respect to any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company will seek to obtain a full and final release of all claims asserted against Indemnitee as part of a settlement of claims against the Company, but the Company reserves the right in its sole discretion to enter into a settlement regarding claims against the Company without successfully obtaining the release regarding claims against the Indemnitee.
     Section 16. Severability; Headings. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid as applied to any fact or circumstance, it shall be modified by the minimum amount necessary to render it valid, and any such invalidity shall not affect any other provision, or the same provision as applied to any other fact or circumstance. The headings used in this Agreement are for convenience only and shall not be construed to limit or define the scope of any Section or provision.
     Section 17. Counterparts; Amendment. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement. No amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.
* * * * *

     IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement in duplicate on the day and year first above written.

JOHN B. SANFILIPPO & SON, INC.

Name:
Title:

INDEMNITEE:

Name:

Signature Page to Indemnification Agreement